FIFTH ADDENDUM TO LEASE


This fifth addendum to Lease (Fifth Addendum) is made between JAMES W. CAMERON, JR., an unmarried man (Lessor) and ALTERNATIVE TECHNOLOGY RESOURCES, INC.,
(ATR), previously known as 3Net Systems, Inc., a Delaware Corporation, (Lessee), to be a part of that certain Lease, and any addendums thereto (the Lease), dated November 7, 1995 between Lessor and Lessee. Lessor and Lessee agree that, not withstanding anything to the contrary in the Lease, the Lease is hereby modified as follows:

1. Effective February 01, 2000, paragraph 2(k) of the Lease is modified to read approximately 7,523 sq. Ft., located in the basement, 2nd, 3rd and 4th floors of the building. Lessee shall be responsible for all tenant improvements required on the 4th Floor.

2. Effective February 01, 2000, paragraphs 2(a) and (i) of the Lease are modified to read: Base Rent shall now be $137,213.64, per year. Monthly installments of Base Rent shall be $11,434.47, per month. Base rent shall increase three percent (3%) each year on January 01.

3. Paragraph 2(g) is modified to extend the Lease Term to January 31, 2004.

4. All other terms and conditions of the Lease, and all addendums thereto, not inconsistent herewith are incorporated herein by reference as though fully set forth and remain in full force and effect unless modified by the Fifth Addendum to Lease.

AGREED TO AND ACCEPTED:

LESSOR:                                   LESSEE:
JAMES W. CAMERON, JR.                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.



BY: /s/ JAMES W. CAMERON, JR.         BY: /s/ W. ROBERT KEEN
    -----------------------------         ----------------------------
       James W. Cameron, Jr.              W. Robert Keen
       CLARK CAMERON,                     DIRECTOR/CORORATE
       ATTORNEY IN FACT

DATE: FEBRUARY 1, 2000                    DATE:  JANUARY 31, 2000